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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 4, 2009
Date of Report (Date of earliest event reported)

Level 3 Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado		80021
(Address of principal executive offices)		(Zip Code)

720-888-1000
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Effective June 4, 2009, Level 3 Communications, LLC, an indirect, wholly owned subsidiary of Level 3 Communications, Inc. (“Level 3 LLC”), entered into a contract with a major multinational customer. Under the terms of the contract, Level 3 LLC and its affiliates will provide the customer a broad array of products and services across the Level 3 network. The contract, which has an initial 20 year term, has a minimum revenue commitment over the first four years of approximately $140 million. The terms and conditions of the contract are subject to a confidentiality agreement between Level 3 LLC and the customer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.
By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: June 17, 2009